UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 6, 2009

MISCOR GROUP, LTD.
(Exact name of registrant as specified in its charter)

Indiana	333-129354	20-0995245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 South Walnut Street, South Bend, Indiana		46619
(Address of principal executive offices)		(Zip Code)

(574) 234-8131
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 6, 2009, Richard J. Mullin, the Vice President, Treasurer and Chief Financial Officer and principal financial and accounting officer of MISCOR Group, Ltd. (“MISCOR”), resigned his positions with MISCOR and its subsidiaries effective February 15, 2009, to pursue other business opportunities.

In conjunction with Mr. Mullin’s resignation, the Employment Agreement dated September 30, 2005 between MISCOR and Mr. Mullin will terminate on the effective date of resignation, other than those provisions of the Employment Agreement that by their terms survive termination of employment.

On February 11, 2009, MISCOR issued a press release announcing Mr. Mullin’s resignation. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

99.1	Press release dated February 11, 2009, reporting resignation of Richard J. Mullin.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: February 11, 2009	MISCOR Group, Ltd.

	By:	/s/ John A. Martell
	Name:	John A. Martell
	Title:	President and Chief Executive Officer